UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2006

COMTRIX INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-129393
(Commission File Number)

N/A
(IRS Employer Identification No.)

3702 South Virginia Street, #G12-401, Reno, Nevada 89502
(Address of principal executive offices and Zip Code)

778.322.6986
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01. Changes in Control of Registrant.

On May 15, 2006, Jinhu Zhang, our President, Treasurer and Secretary, and Chunjin Xu, our Chief Technology Officer entered into a stock purchase agreement with Dan Bauer. In this agreement, Jinhu Zhang and Chunjin Xu each agreed to sell 750,000 restricted shares of our common stock to Dan Bauer. 1,500,000 shares represents 60% of our issued and outstanding common stock. The 1,500,000 shares were sold to Mr. Bauer for $450,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 18, 2006, Dan Bauer became a member of our Board of Directors. Mr. Bauer is the founder and Chief Executive Officer of Lusora Corporation, a private company. Mr. Bauer has 7 years of experience as an executive with telecom and technology companies. Mr. Bauer most recently worked with mobile data service provider Quartez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTRIX INC.

/s/ Jinhu Zhang
_______________________
Jinhu Zhang, President
Date: May 18, 2006